EXHIBIT 21.1
SUBSIDIARIES OF JAFRA WORLDWIDE HOLDINGS (LUX) S.Àr.l.
1. CDRJ Asia Pacific, Inc. (Delaware)
2. CDRJ Europe Holding Company B.V. (The Netherlands)
3. CDRJ Europe Holding Company Gmbh (Germany)
4. CDRJ German Holding Company Gmbh (Germany)
5. CDRJ Latin America Holding Company B.V. (The Netherlands)
6. CDRJ Latin America Holding Company GmbH (Germany)
7. CDRJ Mexico Holding Company B.V. (The Netherlands)
8. CDRJ Worldwide (Lux) S.a.r.L. (Luxembourg)
9. Cosmeticos y Fragrancias, S.A. de C.V. (Mexico)
10. Dirsamex, S.A. de C.V. (Mexico)
11. Distribuidora Venus, S.A. de C.V. (Mexico)
12. Jafra Cosmeticos do Brasil Ltda. (Brazil)
13. Jafra Cosmetics A.G. (Switzerland)
14. Jafra Cosmetics Dominicana S.A. (Dominican Republic)
15. Jafra Cosmetics Gmbh & Co. KG (Germany)
16. Jafra Cosmetics Handelsgesellschaft mbH (Austria)
17. Jafra Cosmetics International B.V. (The Netherlands)
18. Jafra Cosmetics International , LLC. (Russia)
19. Jafra Cosmetics International, Inc. (Delaware)
20. Jafra Cosmetics International, S.A. de C.V. (Mexico)
21. Jafra Cosmetics, S.A. de C.V. (Mexico)
22. Jafra Cosmetics, S.p.A. (Italy)
23. Jafra Cosmetics, S.R.L. (Argentina)
24. JafraFin, S.A. de C.V. (Mexico)
25. Jafra International (Thailand) Limited (Thailand)
26. Jafra Southeast Asia Holding, B.V. (Indonesia)
27. Latin Cosmetics Holdings B.V. (The Netherlands)
28. Serviday, S.A. de C.V. (Mexico)
29. Regional Cosmetics Holding B.V. (The Netherlands)
30. Southern Cosmetics Holdings B.V. (The Netherlands)